UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 27, 2010

INTEGRA BANK CORPORATION
(Exact name of registrant as specified in its charter)

Indiana	0-13585	35-1632155
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

21 S.E. Third Street P.O. Box 868 Evansville, Indiana 47705-0868
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (812) 464-9677

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 27, 2010, the Board of Directors of Integra Bank Corporation ("Integra") adopted a resolution increasing the size of the Board of Directors to seven members and appointed Judge Wayne S. Trockman to fill the vacancy and serve as a director for a term expiring at the 2011 annual meeting of shareholders. There are no arrangements or understandings between Judge Trockman and any other persons pursuant to which he was selected as a director, and there are no reportable transactions under Item 401(a) of Regulation S-K.

Judge Trockman is 51 years old.  Since December 1999, he has served as Judge of the Vanderburgh Superior Court.  From 2002 through 2005 and during 2007, Hon. Wayne S. Trockman served as Chief Judge of the Court.

Judge Trockman has been appointed to Integra's Audit Committee and Compensation Committee. He will also serve on the Board of Directors of Integra’s banking subsidiary, Integra Bank N.A. and its Wealth Management Committee.  The Board of Directors has determined that Judge Trockman is "independent" in accordance with the listing standards of Nasdaq Global Market and the rules promulgated by the Securities and Exchange Commission, and otherwise meets the applicable criteria for audit committee members.

ITEM 9.01  Financial Statements and Exhibits

99.1  Press Release dated October 27, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRA BANK CORPORATION

Dated: October 27, 2010	By:	/s/ Michael B. Carroll
Michael B. Carroll
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release dated October 27, 2010.